                                                                    EXHIBIT 99.2

NEWS RELEASE                                             GROUP 1 AUTOMOTIVE INC.


                                     950 Echo Lane, Suite 100 Houston, TX  77024
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
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AT GROUP 1:                                Chairman, President and CEO             B.B. Hollingsworth, Jr.         (713) 647-5700
                                           EVP, CFO and Treasurer                  Scott L. Thompson               (713) 647-5700
                                           Manager, Investor Relations             Kim Paper                       (713) 647-5700

AT Thomson Financial/Carson:               Investor Relations                      Jeffrey T. O'Keefe              (212) 701-1948
                                           Media Relations                         Peggy Sung                      (212) 510-9307
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

FOR IMMEDIATE RELEASE
TUESDAY, APRIL 23, 2002


                 GROUP 1 POSTS 66 PERCENT INCREASE IN NET INCOME
                          FOR THE FIRST QUARTER OF 2002

            EIGHTEENTH CONSECUTIVE QUARTER OF DOUBLE-DIGIT EPS GROWTH
      FULLY DILUTED EPS GUIDANCE INCREASED TO $2.70-$2.85 FOR THE 2002 YEAR
                   COMPANY RAISES ACQUISITION TARGET FOR 2002


HOUSTON, APRIL 23, 2002--GROUP 1 AUTOMOTIVE, INC. (NYSE: GPI), a Fortune 500 specialty retailer, today reported a 66 percent increase in net income for the first quarter ended March 31, 2002. This is the 18th consecutive quarter of double-digit earnings per share growth on a year-over-year basis.

HIGHLIGHTS:
o  NET INCOME UP 66 PERCENT TO $15.5 MILLION
o  DILUTED EPS INCREASED 36 PERCENT TO $0.64
o  MARGINS EXPANDED IN NEW VEHICLES, USED VEHICLES AND PARTS AND SERVICE
o  GROSS MARGIN IMPROVED TO A RECORD 16.0 PERCENT
o  OPERATING MARGIN ROSE TO 3.4 PERCENT


                    SUMMARY RESULTS OF OPERATIONS (UNAUDITED)
                     (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                    THREE MONTHS ENDED
                                                                         MARCH 31,
                                               --------------------------------------------------------------
                                                            2002                             2001
                                               -------------------------------    ---------------------------
REVENUES                                               $       946.1                     $      928.9
GROSS PROFIT                                           $       151.5                     $      141.9
INCOME FROM OPERATIONS                                 $        31.8                     $       28.5
NET INCOME                                             $        15.5                     $        9.3

DILUTED EARNINGS PER SHARE                             $        0.64                     $       0.47
WEIGHTED AVERAGE DILUTED SHARES
  OUTSTANDING                                                   24.1                             20.0
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GROUP 1 AUTOMOTIVE, INC.
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GROWTH IN HIGHER-MARGIN REVENUES AND MARGINS EXPANDED

First quarter revenues grew 2 percent to $946.1 million from $928.9 million for the same period last year. Same store revenues were stable. New vehicle revenues increased 3 percent on flat unit sales, and used vehicle revenues declined 3 percent on a 2 percent decline in units. Parts and service revenues increased 8 percent, and finance and insurance revenues increased 14 percent.

Gross margin for the quarter was a record 16.0 percent compared with 15.3 percent during the year-ago period, as the Company's new and used vehicle margins expanded and the other higher-margin businesses increased more rapidly than vehicle sales. Income from operations rose 12 percent to $31.8 million from $28.5 million. Operating margin increased to 3.4 percent from 3.1 percent in the year-ago period.

Net income for the first quarter increased 66 percent to $15.5 million from $9.3 million, while diluted earnings per share grew 36 percent to $0.64 from $0.47 a year ago. Diluted shares outstanding increased 21 percent to 24.1 million from
20.0 million in the year-ago period, as the Company completed a 3.3 million-share common stock offering in the fourth quarter of 2001.

RECORD FIRST QUARTER

"Our unique position in the automotive industry as a specialty retailer and service company has produced these record first quarter results," said B.B.
Hollingsworth Jr., Group 1's chairman, president and chief executive officer.
"The continuing achievement of our objectives is once again evidence of the strength and flexibility of our business model," Hollingsworth added.

2002 OUTLOOK

"We are pleased with our continued progress and are encouraged with our future prospects. Favorable interest rates combined with manufacturers' incentives and rebates, and more innovative products with shorter cycles, as well as the affordability of vehicles continue to attract customers to our dealerships. In addition, record sales levels the last few years have produced more automobiles and light trucks in operation, driving business to our higher-margin parts and service departments. We expect these positive business trends will continue, and including the acquisitions announced today, we are increasing our diluted earnings per share guidance for 2002 to a range of $2.70 to $2.85," commented
Hollingsworth. Additionally, Hollingsworth pointed out that the earnings per share guidance for 2002 is after the $0.31 dilutive impact of the Company's fourth quarter common stock offering and the $0.20 positive impact of the new accounting standard on goodwill amortization, and assumes that the announced acquisitions close by the end of the third quarter.

"We continue to focus on our operations while seeking to acquire new dealerships that meet our high standards," said Hollingsworth. Group 1 will seek additional platform and strategic tuck-in acquisitions in 2002, targeting to add dealerships with total aggregate revenues of at least $800 million.
Year-to-date, the Company has acquired dealerships with $80 million of revenues and disposed of one dealership with $22 million of revenues. The Company has announced today that it has agreed to acquire dealerships with approximately
$530 million in annual revenues.

FIRST-QUARTER CONFERENCE CALL

Group 1 will hold a conference call to discuss first-quarter results and management's outlook for 2002 at 10:00 a.m. EDT on Tuesday, April 23, 2002. The call can be accessed live and will be available for replay over the Internet via www.vcall.com, or through Group 1's website, www.group1auto.com.

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GROUP 1 AUTOMOTIVE, INC.
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Upon completion of the announced acquisitions, Group 1 will own 69 automotive dealerships comprised of 106 franchises, 28 different brands, and 25 collision service centers located in Texas, Oklahoma, Florida, Georgia, New Mexico,
Colorado, Louisiana, Massachusetts and California. Through its dealerships and
Internet sites, the Company sells new and used cars and light trucks; arranges related financing, vehicle service and insurance contracts; provides maintenance and repair services; and sells replacement parts.

     GROUP 1 AUTOMOTIVE CAN BE REACHED ON THE INTERNET AT WWW.GROUP1AUTO.COM

This press release contains "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These statements include statements regarding our plans, goals, beliefs or current expectations, including those plans, goals, beliefs and expectations of our officers and directors with respect to, among other things:

o      earnings per share for the year ending 2002
o      the completion of pending and future acquisitions
o      business trends, including incentives, product cycles and interest rates
o      impact of new accounting standards


Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties. Actual results may differ materially from anticipated results in the forward-looking statements for a number of reasons, including:

o the future economic environment, including consumer confidence, interest rates, and manufacturer incentives, may affect the demand for new and used vehicles and parts and service sales
o      regulatory environment, adverse legislation, or unexpected litigation
o our principal automobile manufacturers, especially Ford, Toyota and GM, may not continue to produce or make available to us vehicles that are in high demand by our customers
o requirements imposed on us by automobile manufacturers may affect our acquisitions and capital expenditures related to our dealership facilities
o our dealership operations may not perform at expected levels or achieve expected improvements
o we may not achieve expected future cost savings and our future costs could be higher than we expected
o      our cost of financing could increase significantly
o new accounting standards could materially impact our reported earnings per share
o pending acquisitions may not be completed due to failure to satisfy closing conditions
o      we may not reach agreement with additional acquisition candidates


This information and additional factors that could affect our operating results and performance are described in our Form 10-K for the year ended December 31, 2001.

All forward-looking statements attributable to us are qualified in their entirety by this cautionary statement.


                           FINANCIAL TABLES TO FOLLOW


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GROUP 1 AUTOMOTIVE, INC.
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                            GROUP 1 AUTOMOTIVE, INC.
                            STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                          THREE MONTHS ENDED
                                                              MARCH 31,
                                                ---------------------------------------
                                                      2002                 2001
                                                ------------------   ------------------
REVENUES:
New vehicles                                           $550,672             $537,442
Used vehicles                                           267,259              274,658
Parts & service                                          91,691               84,771
Finance & insurance, net                                 36,452               31,993
                                                ------------------   ------------------
         Total revenues                                 946,074              928,864

COST OF SALES:
New vehicles                                            509,951              498,072
Used vehicles                                           243,834              250,835
Parts & service                                          40,780               38,029
                                                ------------------   ------------------
         Total cost of sales                            794,565              786,936

Gross profit                                            151,509              141,928

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES            116,877              109,195
                                                ------------------   ------------------

Income from operations before non-cash charges           34,632               32,733

DEPRECIATION AND AMORTIZATION EXPENSE                     2,836                4,231
                                                ------------------   ------------------

Income from operations                                   31,796               28,502

OTHER INCOME (EXPENSE):
Floorplan interest expense                               (4,390)              (9,307)
Other interest expense, net                              (2,739)              (4,200)
Other income (expense), net                                 (75)                  38
                                                ------------------   ------------------

Income before income taxes                               24,592               15,033

PROVISION FOR INCOME TAXES                                9,099                5,712
                                                ------------------   ------------------

NET INCOME                                              $15,493               $9,321
                                                ==================   ==================

Basic earnings per share                                  $0.68                $0.47
Diluted earnings per share                                $0.64                $0.47

Weighted average shares outstanding:
     Basic                                           22,909,209           19,691,449
     Diluted                                         24,140,222           20,006,717

OTHER DATA:
Gross margin                                              16.0%                15.3%
Operating margin                                           3.4%                 3.1%
Pretax income margin                                       2.6%                 1.6%
EBITDA                                                  $34,557              $32,771

Retail new vehicles sold                                 20,769               20,726
Retail used vehicles sold                                16,159               16,500
                                                ------------------   ------------------
         Total retail sales                              36,928               37,226
                                                ==================   ==================
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GROUP 1 AUTOMOTIVE, INC.
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                            GROUP 1 AUTOMOTIVE, INC.
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                                         MARCH 31,               DECEMBER 31,
                                                            2002                      2001
                                                 -----------------------    --------------------
                                                      (unaudited)                (audited)
ASSETS:
Current assets:
  Cash and cash equivalents                                    $155,263                $147,212
  Inventories                                                   490,158                 454,961
  Other assets                                                   58,994                  59,759
                                                 -----------------------    --------------------
     Total current assets                                       704,415                 661,932
                                                 -----------------------    --------------------

Property, plant and equipment                                    86,752                  83,011
Intangible assets                                               283,700                 282,527
Other assets                                                     28,320                  26,955
                                                 -----------------------    --------------------
     Total assets                                            $1,103,187              $1,054,425
                                                 =======================    ====================


LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
  Floorplan notes payable                                      $393,553                $364,954
  Other interest-bearing liabilities                              1,701                   1,687
  Accounts payable and accrued expenses                         137,811                 140,578
                                                 -----------------------    --------------------
     Total current liabilities                                  533,065                 507,219
                                                 -----------------------    --------------------

Debt                                                             93,854                  95,499
Other liabilities                                                34,071                  30,758
                                                 -----------------------    --------------------
     Total liabilities before deferred
         revenues                                               660,990                 633,476
                                                 -----------------------    --------------------

Deferred revenues                                                29,022                  28,706
Stockholders' equity                                            413,175                 392,243
                                                 -----------------------    --------------------
     Total liabilities and stockholders'
         equity                                              $1,103,187              $1,054,425
                                                 =======================    ====================

OTHER DATA:

Working capital                                                $171,350                $154,713

Current ratio                                                      1.32                    1.31

Long-term debt to capitalization                                     19%                     20%

Last 12 months return on average equity                            19.3%                   19.3%
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